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                                                                   EXHIBIT 10.6

                                 AMENDMENT NO. 1
                                     TO THE
                             DEL LABORATORIES, INC.
                          EMPLOYEE 401(K) SAVINGS PLAN

                               W I T N E S S E T H

         WHEREAS, by the provisions of Article X of the Del Laboratories, Inc. Employee 401(k) Savings Plan ("Plan"), the Employer has the right to amend the Plan; and

         WHEREAS, the Employer wishes to amend and clarify certain provisions of the January 1, 1989, restatement of the Plan;

         NOW THEREFORE, the Plan shall be and it is hereby amended as follows:

                                  FIRST CHANGE

Article 12.02(a) shall be clarified by substituting the following, effective January 1, 1989:

(a) The highest rate of Profit Sharing Contributions and forfeitures (determined as a percentage of compensation) allocated to the account of any Key Employee. However, if the highest rate allocated to a Key Employee is less than three percent (3%), amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

                                  SECOND CHANGE

Article 3.03(d) shall be amended by complete deletion.

         IN WITNESS WHEREOF, the Employer has executed this amendment to the Plan this 21st day of December, 1995.

Signed, sealed and delivered in the presence of:

                                                     DEL LABORATORIES, INC.

                                                    By:  s/ Melvyn C. Goldstein

                                                              Employer